UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2016

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 7, 2016, Lydall, Inc. (the “Company”) completed an acquisition of the non-woven and coating materials businesses primarily operating under the Texel brand (the “Business”) from ADS, Inc., a Canadian based corporation (including its shareholders, the “Seller”), for approximately $96 million in cash, subject to certain customary post-closing adjustments (the “Acquisition”). The Acquisition was consummated pursuant to the terms of a Share Purchase Agreement (the “Purchase Agreement”) dated July 7, 2016, by and among the Seller and Lydall Canada Acquisition Corp., a wholly-owned subsidiary of the Company (the “Buyer”). The signing of the Purchase Agreement and the closing of the Acquisition occurred simultaneously.

Pursuant to the terms of the Purchase Agreement, the Buyer acquired all of the issued and outstanding shares of capital stock of Texel Technical Materials, Inc., a subsidiary of ADS, Inc. that holds all of the assets and operations of the Business. The Business operates out of Quebec, Canada and primarily serves a North American customer base in the manufacture of non-woven needle punch materials predominantly serving the geosynthetic, liquid filtration, and various other industrial segments.

The Company used borrowings under its Amended and Restated Credit Agreement, as discussed below in Item 2.03 of this Current Report on Form 8-K, in addition to cash on hand to fund the Acquisition.

The full text of the Purchase Agreement is filed herewith as Exhibit 2.1 and is hereby incorporated by reference.

Item 2.02 Results of Operations and Financial Condition

On July 8, 2016, the Company issued a press release announcing the Acquisition. As disclosed in that press release, a copy of which is attached hereto as Exhibit 99.1 and hereby incorporated by reference, the Company announced that its financial results for the Second Quarter of 2016 will include less than $2 million of expenses related to strategic initiatives.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off−Balance Sheet Arrangement of a Registrant.

(a) Creation of a Direct Financial Obligation.

Amendment to Credit Agreement

On July 7, 2016, the Company, as borrower, entered into a Joinder and Second Amendment and Reaffirmation of Guaranty Agreement (“Amendment”) with Bank of America, N.A., as Agent for the Lenders (collectively, the “Lenders”). The Amendment amended the Company’s current $100 million senior secured revolving credit agreement (as amended by the Amendment, the “Amended Credit Agreement”) to, among other things:

•	increase the available borrowing under the revolving credit agreement from $100 million to $175 million;

•	add J.P. Morgan Chase, N.A. as a fourth participating lender;

•	add Lydall North America, LLC, a Connecticut limited liability company and wholly-owned subsidiary of the Company, as an additional guarantor;

•	extend the maturity date from January 31, 2016 to July 7, 2021;

•	increase certain maximum allowed Indebtedness (for purposes of Sections 7.03(e), 7.03(h) and 7.03(i) of the Amended Credit Agreement) from $15 million to $25 million; and

•	replace the Applicable Rate table, based on changes to the Consolidated Leverage Ratio pricing grid for determining interest charges and fees for the unused portion of the Amended Credit Agreement as follows:

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Unused Commitment Fee	For Eurocurrency Rate Committed Loans and Letters of Credit	For Base Rate Committed Loans
1	<0.75:1	17.5 bps	75 bps	15 bps
2	≥0.75:1 but <1.25:1	20 bps	100 bps	25 bps
3	≥1.25:1 but <1.75:1	25 bps	125 bps	50 bps
4	≥1.75:1 but <2.50:1	25 bps	150 bps	75 bps
5	≥2.50:1	30 bps	175 bps	100 bps

The full text of the Amendment is filed herewith as Exhibit 99.2 and is hereby incorporated by reference.

Under the terms of the Amended Credit Agreement, the Lenders are providing a $175 million revolving credit facility (the “Facility”) to the Company, under which the Lenders may make revolving loans and issue letters of credit to or for the benefit of the Company and its subsidiaries. The Facility may be increased by an aggregate amount not to exceed $50 million through an accordion feature in the Amended Credit Agreement, subject to specified conditions.

Pursuant to the original terms of the Facility, all domestic subsidiaries of the Company have unconditionally guaranteed the Company’s payment and other obligations under the Amended Credit Agreement, pursuant to Guaranty Agreements by and between each Guarantor and Lenders (the “Guaranties”). The Company’s obligations under the Amended Credit Agreement are secured by substantially all of the assets of the Company and the Guarantors.

Except as summarized above, the terms of the Amended Credit Agreement have not materially changed from those terms summarized in that certain Current Report on Form 8-K, filed on February 24, 2014.

Section 3 – Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders.

The Amended Credit Agreement contains a covenant that, among other things, restricts the Company’s ability to pay dividends or distributions or redeem or repurchase capital stock if the Company is in default, or an event of default shall have occurred, under the Amended Credit Agreement. Information concerning the Company’s Amended Credit Agreement is set forth in Item 2.03 above, which information is incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

The Company has scheduled a conference call and simultaneous webcast for 11:00 a.m. Eastern Time on Friday, July 8, 2016 to discuss these transactions. Pre-registration for this call, as well as a live webcast can be found at the Company’s website www.lydall.com under the Investor Relations’ Section. The call may be accessed at (888) 338-7142, from within the U.S., (855) 669-9657 from within Canada, or (412) 902-4181, internationally. The investor slides to be presented during the conference call are furnished herewith as Exhibit 99.3.

The information in this Item 7.01 (including Exhibit 99.3) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date the initial Current Report on Form 8-K reporting the Acquisition was required to be filed.

(b) Pro Forma financial information.

As permitted by Item 9.01(b)(2) of Form 8-K, the pro-forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date the initial Current Report on Form 8-K reporting the Acquisition was required to be filed.

(d) Exhibits.

The following exhibits are included with this report, as set forth below:

Exhibit	Exhibit
Number	Description

2.1	Share Purchase Agreement, dated July 7, 2016, by and among ADS, Inc. and Lydall Canada Acquisition Corp. (The Company will supplementally furnish any omitted schedules to the Commission upon request.)
99.1	Press Release, dated July 8, 2016, titled “Lydall Acquires Texel, a Leader in Innovative Technical Materials” (furnished not filed; see Item 2.02).
99.2	Joinder and Second Amendment and Reaffirmation of Guaranty Agreement, dated July 7, 2016, by and among Lydall, Inc., as borrower, and Bank of America, N.A., as Agent for the Lenders.
99.3	Investor Presentation, dated July 8, 2016 (furnished not filed; see Item 7.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

July 12, 2016	By:	/s/ Chad A. McDaniel
Chad A. McDaniel Senior Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

Exhibit	Exhibit
Number	Description

2.1	Share Purchase Agreement, dated July 7, 2016, by and among ADS, Inc. and Lydall Canada Acquisition Corp. (The Company will supplementally furnish any omitted schedules to the Commission upon request.)
99.1	Press Release, dated July 8, 2016, titled “Lydall Acquires Texel, a Leader in Innovative Technical Materials” (furnished not filed; see Item 2.02).
99.2	Joinder and Second Amendment and Reaffirmation of Guaranty Agreement, dated July 7, 2016, by and among Lydall, Inc., as borrower, and Bank of America, N.A., as Agent for the Lenders.
99.3	Investor Presentation, dated July 8, 2016 (furnished not filed; see Item 7.01).